Exhibit 99.2
UNDERTAKING
     Peace Arch Entertainment Group Inc. (the “Corporation”) undertakes to file a registration statement with the United States Securities and Exchange Commission (the “SEC”) on an appropriate form covering the resale of up to an aggregate of three million six hundred fifty thousand (3,650,000) common shares of the Corporation (the “Registrable Securities”) issued to Todd R. Wagner, Lawrence N. Goldstein, Jack and Dorothy Goldstein and Victor Morgenstern (collectively, the “Subscribers”) pursuant to subscription agreements dated May 31, 2006 between each of the Subscribers and the Corporation (collectively, the “Subscription Agreements”) as soon as practicable after the Closing Date, as defined in the Subscription Agreements, but in any event not later than July 15, 2006 (the “Filing Date”); provided, however, that the Corporation shall not be required to file any such registration statement with respect to the Registrable Securities of any Subscriber for so long as the Corporation is a Foreign Private Issuer, as defined under Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) if such Subscriber is able to resell the Registrable Securities on the Toronto Stock Exchange pursuant to an exemption from registration under Rule 904 promulgated under the Securities Act and any legend on the certificates representing the Common Shares is removed in connection with any such resale.
     If the Corporation shall be required to file any such registration statement, the Corporation shall use its best efforts to cause such registration statement to be declared effective by the SEC on or before October 15, 2006 and shall keep such registration statement effective until the earlier of the date that all such Registrable Securities are sold or the date that such Registrable Securities may be sold pursuant to the applicable provisions of Rule 144 within any 90-day period. All expenses incurred in connection with a registration effected pursuant to this section (other than underwriting discounts, brokerage fees and commissions and fees and expenses of more than one law firm), including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the Corporation, shall be paid by the Corporation.
     As a condition to registering such Registrable Securities, each Subscriber must provide to Corporation such information regarding itself, the Registrable Securities and the intended method of distribution of such Registrable Securities as shall be required to effect the registration of such Registrable Securities and, if the offering is being underwritten, each Subscriber must provide such powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter.
     In the event any Registrable Securities of any Subscriber are included in a registration statement under this Undertaking, to the extent permitted by law, the Corporation shall indemnify such Subscriber and each underwriter, if any, for such Subscriber against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (collectively, a “Violation”), and will reimburse such Subscriber or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided, however, that the indemnity provisions hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action or proceeding if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld or delayed), nor shall the Corporation be liable in any such case for any such loss, claim, damage, liability, or action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished and duly executed, by a Subscriber or underwriter.
     Each Subscriber shall indemnify the Corporation, each of its directors and officers, each underwriter, if any, of the Corporation’s securities covered by such a registration statement, each person who controls the Corporation or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by an instrument duly executed by such Subscriber.

PEACE ARCH ENTERTAINMENT GROUP INC.

Per:	/s/ Gary Howsam
Authorized Signing Officer

/s/ Todd R. Wagner
Todd R. Wagner

/s/ Lawrence N. Goldstein Lawrence N. Goldstein

/s/ Jack Goldstein Jack Goldstein

/s/ Dorothy Goldstein Dorothy Goldstein

/s/ Victor Morgenstern Victor Morgenstern